Exhibit 10.2

Biodexa Pharmaceuticals PLC

1 Caspian Point, Caspian Way

Cardiff CF10 4DQ, UK

November 22, 2023

Adhera Therapeutics, Inc.

8000 Innovation Parkway

Baton Rouge, LA, 70820

Attention: Zahed Subhan, CEO

Dear Zahed:

Reference is made to that certain Assignment and Exchange Agreement, dated as of the date hereof, by and among Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (“Buyer”), Adhera Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of secured notes issued by the Company set forth on Schedule 1 thereto (the “Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Agreement.

Pursuant to the Agreement, at the Closing, Buyer shall pay the Company $300,000 in immediately available cash (the “Company Closing Consideration”). Buyer and the Company hereby agree that Buyer shall advance and pay to the Company $60,000 (the “Advance”) of the Company Closing Consideration within three (3) Business Days of the date hereof, and the Advance shall either (a) be creditable against the Company Closing Consideration otherwise payable by Buyer to the Company at Closing (meaning, Buyer shall only pay $240,000 to the Company at Closing, if the Advance has been paid to the Company prior to the Closing), or (b) if the Closing does not occur by March 31, 2024 (the “Outside Date”), repaid in full by the Company to Buyer within three (3) Business Days of the Outside Date.

This letter agreement constitutes a valid and binding agreement of the parties hereto, enforceable against each of them in accordance with the law. This letter agreement may be executed in counterparts which, when taken together, constitute one and the same agreement. This letter agreement shall be enforceable and binding upon any successors or assigns of Buyer and the Company. This letter agreement shall be governed under the laws of the State of New York without regard to the principles of conflict of laws.

Please evidence your acceptance of, and agreement to, the terms and conditions of this letter agreement by executing and returning an executed copy of this letter agreement to the address first written above.

[Signature Pages Follow]

Sincerely,

BIODEXA PHARMACEUTICALS PLC

By:	/s/ Stephen Stamp
Name:	Stephen Stamp
Title:	Chief Executive Officer

[Signature Page to Side Letter]

ACCEPTED AND AGREED:

ADHERA THERAPEUTICS, INC.

By:	/s/ Zahed Subhan
Name:	Zahed Subhan
Title:	Chief Executive Officer

[Signature Page to Side Letter]